Exhibit 99.1

Organicell Phase I/II Clinical Trial Update

Lead Therapeutic Candidate To Be Named ZofinTM

Miami, FL (August 18, 2020) — Organicell Regenerative Medicine, Inc. (OTCBB: BPSR), a clinical-stage biopharmaceutical company dedicated to the development of regenerative therapies, announced today that it has partnered with Alternative Research Associates, LLC and Larkin Hospital in Miami, FL to initiate a randomized, double-blinded, placebo-controlled phase I/II clinical trial against COVID-19 of its lead therapeutic candidate, which has been rebranded as Zofin.

To date, a total of five patients have been treated with Zofin under the U.S. Food and Drug Administration’s (FDA) emergency Investigational New Drug (eIND) Program. Three of these COVID-19 patients were hospitalized in critical condition and, following treatment, regained complete recovery of lung and renal function. The other two patients were treated as outpatients and both have shown significant improvements in all symptoms and will continue to be monitored.

The objective of the FDA phase I/II study is to investigate the safety and potential efficacy of perinatal sourced components for COVID-19. The study will enroll 20 patients and is expected to commence within the next two weeks.

In addition to the rebranding of its therapeutic candidate, Organicell will be unveiling a new corporate logo, tagline and website. The new brand reflects the company’s renewed focus on building and advancing a portfolio of biologics.

Albert Mitrani, Chief Executive Officer of Organicell stated, “Our team and stakeholders have worked vigilantly to make 2020 a milestone year at Organicell. We are pleased to partner with Alternative Research Associates and Larkin Hospital to advance this important clinical study to evaluate moderate to severe patients with COVID-19.”

Dr. Maria Ines Mitrani, Chief Science Officer at Organicell stated, “We look forward to working with our partners at Larkin Community Hospital to evaluate the treatment of Zofin in moderate to severe COVID-19 patients.”

About Organicell Regenerative Medicine, Inc.:

Organicell Regenerative Medicine, Inc. is a clinical-stage biopharmaceutical company that harnesses the power of nanoparticles to develop innovative biological therapeutics for the treatment of degenerative diseases. The company’s proprietary products are derived from perinatal sources and manufactured to retain the naturally occurring microRNAs, without the addition or combination of any other substance or diluent. Based in South Florida, the company was founded in 2008 by Albert Mitrani, Chief Executive Officer and Dr. Maria Ines Mitrani, Chief Science Officer. To learn more, please visit. https://organicell.com/.

About Larkin Community Hospital

Larkin Community Hospital is an integrated healthcare delivery system accredited by the Joint Commission with locations in South Miami, Hialeah and Hollywood, Florida. Our network of acute care hospitals provides a complete continuum of healthcare services, including a full range of inpatient and outpatient services, home health agencies, Skilled Nursing facilities, Rehab centers and Assisted Living facilities in Miami-Dade and Broward County. To learn more, please visit http://larkinhospital.com/.

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Forward-Looking Statements

Certain of the statements contained in this press release should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by the use of forward-looking terminology such as “will,” “believes,” “expects,” “potential” or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. We remind you that actual results could vary dramatically as a result of known and unknown risks and uncertainties, including but not limited to: potential issues related to our financial condition, competition, the ability to retain key personnel, product safety, efficacy and acceptance, the commercial success of any new products or technologies, success of clinical programs, ability to retain key customers, our inability to expand sales and distribution channels, legislation or regulations affecting our operations including product pricing, reimbursement or access, the ability to protect our patents and other intellectual property both domestically and internationally and other known and unknown risks and uncertainties, including the risk factors discussed in the Company's periodic reports that are filed with the SEC and available on the SEC's website (http://www.sec.gov). You are cautioned not to place undue reliance on these forward-looking statements All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Specific information included in this press release may change over time and may or may not be accurate after the date of the release. Organicell has no intention and specifically disclaims any duty to update the information in this press release

Media Contact:

Jeffrey Freedman

RooneyPartners

646-432-0191

jfreedman@rooneyco.com

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